Exhibit 10.1

DynPort Vaccine Company LLC	Subcontractor Service Agreement No. DPSC02-02257

SUBCONTRACTOR SERVICE AGREEMENT NO. DPSC02-02257

This is a Time and Materials (T&M) SUBCONTRACTOR SERVICE AGREEMENT (hereinafter referred to as “Agreement”) by and between DynPort Vaccine Company LLC (hereinafter referred to as “DVC”), a Virginia corporation, and AVANT Immunotherapeutics, Inc. (hereinafter referred to as “Subcontractor”), hereinafter referred to jointly as  “the Parties”.

Whereas, Subcontractor is, by reason of knowledge, education, and/or experience, capable of performing and desires to perform services for DVC in support of the U.S. Department of Defense Joint Vaccine Acquisition Program (JVAP) under U.S. Government Contract No. DAMD17-98-C-8024.

In consideration of the promises, mutual covenants, and agreements contained herein, the parties agree as follows:

1.                                      General Terms and Conditions

The general conditions set forth in Attachment A, General Terms and Conditions, are incorporated herein.

2.                                      Scope of Work

Subject to the terms and conditions of this Agreement, the Subcontractor will furnish the services described in Attachment B, Statement of Work.

3.                                      Term

This Agreement shall be effective for the period December 31, 2002 through December 31, 2003, in accordance with Attachment C, Performance Schedule.  DVC may immediately terminate in the event of the Subcontractor’s breach of this Agreement, or if DVC’s prime contractual support for the Subcontractor is terminated.  DVC reserves the right to extend the term of this Agreement upon written notification to, and mutual agreement of, the Subcontractor.

4.                                      Authorized Funding

a.               This Agreement has an authorized funded value of $2,726,076.72, in accordance with Attachment D, Price Schedule.  This value represents the maximum amount the Subcontractor is currently authorized to expend in performance of the work authorized hereunder.

b.              Subcontractor shall notify DVC’s Subcontract Administrator, in writing, if Subcontractor believes that the costs which will become due to Subcontractor in the next sixty (60) days, when added to all other costs previously accrued, will exceed seventy-five percent (75%) of the authorized funding.  That notice shall include an estimate of additional funds required.  Subcontractor is not obligated to perform any work, and DVC is not obligated to reimburse Subcontractor for any work performed, if in performing that work Subcontractor exceeds the authorized funding.

c.               DVC reserves the right to change the authorized funded value of this Agreement if:

•                  The Defense Contract Audit Agency (DCAA), following review of the Subcontractor indirect rates (Fringe, Overhead, and G&A) authorized hereunder, determines that those rates are unacceptable and must be modified.

•                  Such change is deemed necessary by DVC to ensure the fairness and reasonableness of the authorized funded value of this Agreement.

d.              As required, the authorized funded value of this Agreement will be changed by issuance of bilateral modification(s) to this Agreement.  The authorized funded value of this Agreement shall not exceed the maximum agreement value (ceiling value).

5.                                      Maximum Agreement Value (Ceiling Value)

The maximum value of this Agreement (ceiling value) shall not exceed $2,726,076.72.  If Subcontractor, at any time during the performance of the work authorized hereunder, has reason to believe that the ceiling value specified herein will be insufficient to complete the work, Subcontractor shall notify DVC immediately, advising the reason(s) for such cost increase and providing a revised cost estimate with supporting cost justification.  The ceiling value indicated herein shall not be exceeded without DVC’s prior written approval.

6.              Options

a.               DVC may, at its sole discretion, authorize Subcontractor to perform the following optional tasks, as presented in Subcontractor’s original quotation, dated August 22, 2002, submitted in response to DVC Request for Quotation (RFQ) No. RQ02257:

•                  Task 3.2 – Develop Production Processes for Live Bacterial Vector Vaccines

•                  Task 3.3 – Develop Formulations and Preservation Methods for Live Bacterial Vector Vaccines

•                  Task 3.5 – Demonstrate the Efficacy of Live Bacterial Vector Vaccines

b.              DVC reserves the right to require Subcontractor to submit updated quotations for the tasks presented in Paragraph 6a above prior to their award to Subcontractor.

c.               The options presented in Paragraph 6a above will be exercised solely at the discretion of DVC.

d.              The authorized funded and ceiling values of this Agreement will be modified as required to incorporate the addition of optional tasks.

e.               As required, the authorized funded and ceiling values of this Agreement will be changed by issuance of bilateral modification(s) to this Agreement.  The authorized funded value of this Agreement shall not exceed the maximum agreement value (ceiling value).

7.                                      Direction

The Subcontractor shall be responsible for its performance. The DVC Senior Scientist, Dr. Barbara Solow, shall provide technical direction and clarification regarding the scope of work.  The DVC Subcontract Administrator, Roy Conley, is solely responsible for changes/modifications to the scope, schedule, and budget of this Agreement.  No employment relationship between DVC and Subcontractor or its employees, Subcontractors, or agents shall be created by this Agreement.

8.                                      Consideration and Payment

a.               As consideration for services to be provided here under, DVC will compensate Subcontractor per Attachment D, Price Schedule.

b.              All invoices shall be signed and dated by the Subcontractor and must reference this Agreement number and the following Contract Work Breakdown Structure (CWBS) numbers as appropriate, depending upon the task performed:

•                  CWBS No. C.5.9.2.1: Construct Live Bacterial Vectors Using Genetically Engineered Strains of V. cholerae, S. typhi, or S. typhimurium

•                  CWBS No. C.5.9.2.2: Clone Heterologous Antigens PA, F1, and V Into hlyA, inp, and/or Chromosomal Insertion Plasmids

•                  CWBS No. C.5.9.2.3: Construct Live Bacterial Vector Strains Expressing Single Heterologous Antigens and/or Combinations of Antigens

•                  CWBS No. C.5.9.2.4: Develop Methods to Quantify the Expression of PA and/or F1 and V Localized in Cytoplasmic and Extra-Cytoplasmic Compartments of Live Bacterial Vectors

•                  CWBS No. C.5.9.2.5: Determine the Expression Level of PA, F1, and V in Live Bacterial Vector Strains

•                  CWBS No. C.5.9.2.6: Develop Methods to Analyze the Biophysical Characteristics of PA and/or F1 and V, and Analyze the Integrity and Cellular Localization of the Respective Antigens

•                  CWBS No. C.5.9.2.7: Construct Research Cell Banks of the Live Bacterial Vector Strains and Characterize the Cell Banks Using Appropriate Test Methods

•                  CWBS No. C.5.9.2.8: Project Managment

c.               Invoices shall be due and payable within thirty (30) days after receipt of an acceptable invoice and certification of the labor hours worked and purchases made.  Invoices shall be submitted, in duplicate, to:

DynPort Vaccine Company LLC

Attn.: Accounts Payable

64 Thomas Johnson Drive

Frederick, MD 21702

Telephone:            (301) 607-5000

Fax:                                                 (301) 607-5068

Such invoice shall, at a minimum, include the following information and provide the information shown on Exhibit 1, Sample T&M Invoice:

•                  Seller’s name and business address;

•                  Date of invoice;

•                  Period covered by invoice;

•                  This Agreement number;

•                  Applicable CWBS number;

•                  Total number of hours worked rate per hour, total labor charges, and total of all labor charges;

•                  Charges for authorized materials, services, or travel; and

•                  Subcontractor’s signature.

d.              Invoices shall be signed by a company officer or other responsible, authorized person and contain the following certification: “I certify to the best of my knowledge and belief that the above request for payment is true and correct; that the charges are fair and reasonable; and that the proposed request includes only allowable and allocable charges.”

e.               Subcontractor will use its best efforts to include charges on invoices no later than sixty (60) days after occurrence.

f.                 All invoices are subject to audit by the Government for completeness and accuracy and for allowability of costs pursuant to Federal Acquisition Regulation (FAR) Part 31.  DVC will pay only those costs ultimately determined to be allowable.

9.                                      Allowable Charges

Payment to the Subcontractor for the performance of services hereunder shall be as follows:

a.               DVC shall compensate the Subcontractor for authorized work performed to address the technical intent of the Statement of Work herein, at the T&M authorized funding specified above.

10.                               Security Requirements

The Subcontractor may be required to certify that it has read and shall comply with all applicable project security requirements and that the Subcontractor has received the security clearance required for performance of the work authorized by this Agreement.  If applicable, such security clearance shall remain in effect during the term of this Agreement and FAR Clause 52.204-2, Security Requirement, shall be incorporated into this Agreement by reference.  Such certification shall be documented on a Training Certification issued to, and executed by, the Subcontractor before work is initiated.

11.                               Agreement Supersedence

This Agreement may be superseded in its entirety by a Task Order to be issued following execution of a Basic Ordering Agreement (BOA) between DVC and Subcontractor.

12.                               Defense Priorities and Allocations System (DPAS) Rating

This Agreement is assigned a DPAS rating of DO-C9 and contains rated order quantities certified for national defense use.  The Subcontractor is required to follow all of the provisions of the Defense Priorities and Allocations System regulation (15 CFR Part 700) only as it pertains to the rated quantities.

13.                               Flowdown Clauses

a.               The clauses in Attachment F, FAR and Defense Federal Acquisition Regulation Supplement (DFARS) Flowdown Clauses, are incorporated herein by reference.

b.              Throughout this Agreement, wherever the following words are used in FAR/DFARS references, substitute the following:

Government Term	Substitute
Contract	Agreement
Contractor	Subcontractor
Subcontractor	Lower-tier Subcontractor
Government	DynPort Vaccine Company LLC
Contracting Officer	DynPort Vaccine Company LLC Subcontract Representative or designee
COTR	DynPort Vaccine Company LLC Technical Representative or designee

14.                               FAR/DFARS Clauses Incorporated in Full Text

The following FAR/DFARS clauses are incorporated herein in full text:

52.203-11                Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (APR 1991)

(a)          The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b)         The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 ––

(1)          No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

(2)          If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3)          He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c)          Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

(End of clause)

15.                               Intellectual Property (IP)

a.               The IP presented in Attachment E represents the IP covering the technologies that the Subcontractor contemplates for use under this Agreement.  The inventions covered by the listed patents were produced in part with Federal funding.  Therefore, except for the shaded line item in Attachment E that represent non-Government funded inventions, the U.S. Government shall be granted license to practice or have practiced for or on behalf of the United States the subject invention or IP, in accordance with FAR Clause 52.227-11, Patent Rights-Retention by the Contractor (JUN 97).

b.              With regard to the shaded line items in Attachment E, which represent non-Government funded inventions, the Subcontractor shall grant DVC, for the duration of this Agreement, nonexclusive, non-transferable, irrevocable, paid-up licenses to practice the subject inventions in support of JVAP under U.S. Government Contract No. DAMD17-98-C-8024.

16.                               Agreement Changes

In accordance with Clause No. 5, Changes, of Attachment A - DVC General Terms and Conditions, DVC may modify this Agreement as required to accommodate scope, schedule, and cost changes that may arise following its execution.

17.                               Special Provisions

None identified.

IN WITNESS HEREOF, the parties have caused this Agreement to be executed.

Accepted for:		Accepted for:
Subcontractor		DynPort Vaccine Company LLC

Name:	Dr. Una S. Ryan	Name:	Roy Conley

Signature:	/s/ Una S. Ryan	Signature:	/s/ Roy Conley

Title:	President and CEO	Title:	Senior Manager, Subcontracts

Date:	January 15, 2003	Date:	January 15, 2003